CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 4, 2000, included in this Form 10-K, into Ramtron International Corporation's previously filed Registration Statement File No. 333-12265 on Form S-8 and Registration Statement File Nos. 33-80411, 333-19119, 333-47615, 333-87107 and 333-95209 on Form S-3.

/S/  Arthur Andersen LLP

Denver, Colorado,
  March 29, 2000

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